EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-213157), Form S-3ASR (No. 333-255659), and Forms S-8 (Nos. 333-248537, 333-203478, 333-219110, and 333-230012) of Virtu Financial, Inc. of our report dated February 18, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 18, 2022